Exhibit 10.9

FOURTH AMENDMENT AGREEMENT

This FOURTH AMENDMENT AGREEMENT (this “Agreement”), dated as of October 24, 2011, is made by and among GENTA INCORPORATED, a Delaware corporation (the “Company”), and the undersigned parties (each a “Holder” and collectively the “Holders”).  Capitalized terms used herein and not defined shall have the meanings set forth in the Securities Purchase Agreement (as defined below).

WHEREAS, the Company and the Holders entered into a Securities Purchase Agreement dated as of September 2, 2011 (the “Securities Purchase Agreement”) pursuant to which the Company issued to the Holders Units consisting of G Notes, H Notes and Debt Warrants;

WHEREAS, pursuant to the terms of the Securities Purchase Agreement, as amended by that certain Amendment Agreement entered into by the Company and the undersigned Holders dated as of October 7, 2011 (the “First Amendment Agreement”), the Company was required to effect the Reverse Split no later than October 12, 2011;

WHEREAS, pursuant to the terms of the Securities Purchase Agreement, as amended by that certain Second Amendment Agreement entered into by the Company and the undersigned Holders dated as of October 12, 2011 (the “Second Amendment Agreement”), the Company was required to effect the Reverse Split no later than October 19, 2011;

WHEREAS, pursuant to the terms of the Securities Purchase Agreement, as amended by that certain Third Amendment Agreement entered into by the Company and the undersigned Holders dated as of October 19, 2011 (the “Third Amendment Agreement”), the Company was required to effect the Reverse Split no later than October 24, 2011;

WHEREAS, the Company and the undersigned Holders agree to further amend certain provisions of the Securities Purchase Agreement in response to delays in effecting the Reverse Split caused by the regulatory review and approval process;

WHEREAS, the undersigned Holders represent the Requisite Purchasers; and

NOW, THEREFORE, in consideration of the premises and mutual covenants herein below, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.       Amendment to the Securities Purchase Agreement.  Section 1.3(b) is hereby amended and restated to read in its entirety as follows:

“(b)           The Company shall effect a reverse stock split of the Company’s outstanding shares of Common Stock in a ratio of one-hundred to one (100:1) (the “Reverse Split”).  The Company shall ensure that the Reverse Split is effective on a date (the “Reverse Split Effective Date”) no later than October 31, 2011.”

2.      The Securities Purchase Agreement, except as amended by the First Amendment Agreement, the Second Amendment Agreement, and Third Amendment Agreement, and as further amended hereby, shall otherwise remain in full force and effect.

3.      Specific Performance; Consent to Jurisdiction; Venue.

(a)           The Company and the Holders acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with its specific terms or were otherwise breached.  It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof without the requirement of posting a bond or providing any other security, this being in addition to any other remedy to which any of them may be entitled by law or equity.

(b)           The parties agree that venue for any dispute arising under this Agreement will lie exclusively in the state or federal courts located in New York County, New York, and the parties irrevocably waive any right to raise forum non conveniens or any other argument that New York is not the proper venue.  The parties irrevocably consent to personal jurisdiction in the state and federal courts of the state of New York.  The Company and each Holder consent to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing in this Section 3(b) shall affect or limit any right to serve process in any other manner permitted by law.  The Company and the Holders hereby agree that the prevailing party in any suit, action or proceeding arising out of or relating to this Agreement, shall be entitled to reimbursement for reasonable legal fees from the non-prevailing party.  The parties hereby waive all rights to a trial by jury.

4.      Disclosure.  The Company shall also file with the SEC, a Current Report on Form 8-K (the “Form 8-K”) describing the material terms of the transactions contemplated hereby and in First Amendment Agreement, the Second Amendment Agreement, and the Third Amendment Agreement no later than the date on which the Form 8-K disclosing the effectiveness of the Reverse Split is filed, which Form 8-K shall be subject to prior review and comment by the Purchasers.

5.      Entire Agreement; Amendment. The Securities Purchase Agreement, the First Amendment Agreement, the Second Amendment Agreement, the Third Amendment Agreement, and this Agreement contain the entire understanding and agreement of the parties with respect to the matters covered hereby and, except as specifically set forth herein, neither the Company nor any Holder make any representation, warranty, covenant or undertaking with respect to such matters, and they supersede all prior understandings and agreements with respect to said subject matter, all of which are merged herein.  No provision of this Agreement may be waived or amended other than by a written instrument signed by the Company and the Requisite Purchasers; provided that if any of the rights under this Agreement of any Holder are materially diminished or the obligations under this Agreement of any Holder are materially increased by such waiver or amendment, in each case in a manner that is not similar in all material respects to the effect on the rights or obligations of other Holders, then such waiver or amendment shall not be effective with respect to such adversely affected Holder without the written consent of such adversely affected Holder.  The Holders acknowledge that any amendment or waiver effected in accordance with this section shall be binding upon each Holder (and their permitted assigns) and the Company, including, without limitation, an amendment or waiver that has an adverse effect on any or all Holders.  Except as amended herein, the Securities Purchase Agreement shall remain in full force and effect.

6.      Notices.  Any notice, demand, request, waiver or other communication required or permitted to be given hereunder shall be in writing and shall be effective (a) upon hand delivery, by telecopy, facsimile or electronic transmission to the address(es) or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:

If to the Company or its Subsidiaries:	Genta Incorporated
200 Connell Drive
Berkeley Heights, NJ 07922
Attention: Raymond P. Warrell, Jr., M.D.
Telephone No.: (908) 286-9800
Telecopy No.: (908) 286-3966
Email:Warrell@genta.com

with copies to:	Morgan, Lewis & Bockius LLP
502 Carnegie Center
Princeton, NJ 08540
Attention: Emilio Ragosa
Telephone No.: (609) 919-6633
Telecopy No.: (609) 919-6701
Email: eragosa@morganlewis.com

If to any Holder:	At the address of such Holder as specified in writing by such Holder with copies to Holder’s counsel, with a copy to:

With a copy to:	Ropes & Gray LLP
Three Embarcadero Center
San Francisco, CA 94111
Attention: Ryan Murr
Telephone No.: (415) 315-6395
Telecopy No.: (415) 315-6365
Email: ryan.murr@ropesgray.com

Any party hereto may from time to time change its address for notices by giving written notice of such changed address to the other party hereto.

7. Waivers.  No waiver by a party of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

8. Headings.  The article, section and subsection headings in this Agreement are for convenience only and shall not constitute a part of this Agreement for any other purpose and shall not be deemed to limit or affect any of the provisions hereof.

9. Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns.  The Holders may assign the rights under this Agreement without the consent of the Company.

10. No Third Party Beneficiaries.  This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

11. Governing Law.  This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to any of the conflicts of law principles which would result in the application of the substantive law of another jurisdiction.  This Agreement shall not be interpreted or construed with any presumption against the party causing this Agreement to be drafted.

12. Counterparts.  This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and shall become effective when counterparts have been signed by each party and delivered to the other parties hereto, it being understood that all parties need not sign the same counterpart.

13. Publicity.  The Company agrees that it will not disclose, and will not include in any public announcement, the names of the Holders without the consent of the Holders, which consent shall not be unreasonably withheld or delayed, or unless and until such disclosure is required by law, rule or applicable regulation, and then only to the extent of such requirement.  Notwithstanding the foregoing, the Holders consent to being identified in any filings the Company makes with the SEC to the extent required by law or the rules and regulations of the SEC.

14. Severability.  The provisions of this Agreement are severable and, in the event that any court of competent jurisdiction shall determine that any one or more of the provisions or part of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision or part of a provision of this Agreement and this Agreement shall be reformed and construed as if such invalid or illegal or unenforceable provision, or part of such provision, had never been contained herein, so that such provisions would be valid, legal and enforceable to the maximum extent possible.

15. Further Assurances.  From and after the date of this Agreement, upon the request of the Holders or the Company, the Company and each Holder shall execute and deliver such instruments, documents and other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement.

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IN WITNESS WHEREOF, the parties have caused this Fourth Amendment Agreement to be executed as of the date set forth above.

GENTA INCORPORATED

Date	By:
Name: Raymond P. Warrell, Jr., M.D.
Title: Chairman and Chief Executive Officer

[Signature Page to Fourth Amendment Agreement]

[HOLDER SIGNATURE PAGES TO THE SECOND AMENDMENT AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Second Amendment Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Holder:          _____________________________________________________

Signature of Authorized Signatory of Holder:               _____________________________

Name of Authorized Signatory:            _________________________________________

Title of Authorized Signatory:              _________________________________________

Email Address of Holder:         _______________________________________________

Fax Number of Holder:              _______________________________________________

[Signature Page to Fourth Amendment Agreement]